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                                                                      EXHIBIT 21


                      Subsidiaries of ESS Technology, Inc.

o ESS Canada Holdings, Inc. - California (merged into ESS Technology Holdings, Inc. on April 21, 2003)

o    ESS Technology Holdings, Inc. - California

o NetRidium Communications, Inc. - California (merged into ESS Technology Holdings, Inc. on April 21, 2003)

o OSEE Technology, Inc. - California (merged into ESS Technology Holdings, Inc. on April 21, 2003)

o Platform Technologies, Inc. - California (merged into ESS Technology Holdings, Inc. on April 21, 2003)

o Video Core Technology, Inc. - California (merged into ESS Technology Holdings, Inc. on April 21, 2003)

o    ESS Technology International, Inc. - Cayman Islands

o    Vsystems International, Inc. - Cayman Islands (dissolved on March 11, 2003)

o    Wei Shi Technology, Inc. - Cayman Islands (dissolved on November 7, 2003)

o ESS British Columbia Holdings, Inc. (formerly known as Silicon Analog Systems Corporation) - British Columbia

o    ESS (Far East) Ltd. - Hong Kong

o    ESS Technology International (Korea) Ltd - Korea

o    ESS KK - Japan

o    ESS Electronics Technology (Shenzhen) Co., Ltd. - China

o    ESS Electronics Technology (Beijing) Co., Ltd. (inactive) - China

o    Pictos Technologies, Inc. - Delaware

o    Zing Network, Inc - California

o    Pictos FN - California

o    Pix.com, Inc. - California

o    Taiwan Pictos Ltd - Taiwan

o    Pictos Technologies (Hong Kong) Ltd. - Hong Kong

o    Divio, Inc. - California

o    Divio Micro-electronics (Shanghai) Co. Ltd - China